EXHIBIT 99.1

Profound Medical Reports Strong First Quarter 2026 Financial Results

– Quarterly results marked by 104% revenue growth and improved operating performance –

– Company issues full-year 2026 revenue guidance –

– Announces Humana is now covering the TULSA Procedure™ –

TORONTO, May 07, 2026 (GLOBE NEWSWIRE) -- Profound Medical Corp. (NASDAQ:PROF; TSX:PRN) (“Profound” or the “Company”), a commercial-stage medical device company that develops and markets innovative interventional MRI (“iMRI”) procedures, today reported financial results for the first quarter ended March 31, 2026. Unless specified otherwise, all amounts in this press release are expressed in U.S. dollars and are presented in accordance with U.S. generally accepted accounting principles (U.S. GAAP).

“We continued to execute well across our business in the first quarter, delivering triple-digit revenue growth combined with strong gross margin and lower operating expenses. We were also pleased to see statistically significant and clinically meaningful benefit from the TULSA Procedure beginning to readout from the randomized post-market CAPTAIN clinical trial comparing it to robotic radical prostatectomy, the current standard of care,” said Arun Menawat, Profound’s CEO and Chairman. “These and other anticipated tailwinds, including the expansion of payer coverage for the TULSA Procedure, give us confidence that we are moving closer to a pivotal inflection point in our growth trajectory. Nevertheless, it continues to be difficult for the investment community to accurately predict our revenues in the short-term. Accordingly, we are setting what we believe is a reasonable bar for our total annual revenue in 2026.”

Business Highlights

  Profound’s TULSA-PRO installed base stood at 80 at the end of Q1-2026, and the Company shipped an additional six (6) systems during the first quarter that had yet to be installed.
  In March 2026, Profound announced superiority on the prespecified, primary safety endpoint in the Level 1 post-market CAPTAIN randomized controlled trial comparing the TULSA Procedure with robotic radical prostatectomy in men with organ-confined, intermediate-risk, Gleason Score 7 (Grade Group 2 and 3) prostate cancer. The Company looks forward to announcing additional clinical outcomes from this unique, potentially paradigm-changing study when they become available later this year.
  Also in March, Texas Prostate achieved its 100th TULSA Procedure. Prior to that, in September 2025, Profound announced the launch of a first-of-its-kind ‘TULSA-PROgram’ under which Texas Prostate began performing TULSA Procedures for men with disease conditions requiring prostate tissue ablation in Dallas Medical Center’s state-of-the-art MRI suite. This model — bridging private-pay practices and Medicare-participating hospitals — is designed to allow more men to benefit from the TULSA Procedure’s versatility across several prostate conditions requiring medical intervention.
  In April 2026, the TULSA Procedure was highlighted in several presentations at the 2026 Society of Interventional Radiology (SIR) Annual Scientific Meeting, which was held in Toronto, ON.
  Today, Profound is pleased to announce that Humana has become the first national payor in the United States to cover the TULSA Procedure. Humana is one of the largest commercial payers in the U.S., and crucial for many health systems due to its large Medicare Advantage enrollment numbers. The addition of approximately 8.5 million covered lives in the first quarter (6.9 million covered lives with Humana alone) represents meaningful progress toward ensuring more patients have access to the TULSA Procedure. Profound will continue to work collaboratively with payers, providers, and health systems to expand coverage and streamline patient access pathways for the TULSA Procedure.

Q1-2026 Clinical Utilization Trends

Physicians continued to utilize the TULSA Procedure’s customizable prostate tissue ablation capabilities in the first quarter of 2026:

Prostate Condition

Ablation of malignant prostate tissue	Ablation of malignant and benign enlarged prostate tissue	Ablation of recurrent malignant prostate tissue	Ablation of benign enlarged prostate tissue
71% (9% GG1, 61% GG2, 21% GG3, 9% GG4&5)	16%	9%	4%

Intention-to-Treat

Whole-gland	Sub-total but more than half the gland	Hemi-ablation	Focal therapy
42%	26%	23%	9%

Prostate Size

< 20 cc	20-40 cc	40-60 cc	60-100 cc	> 100 cc
8%	44%	29%	15%	4%

TULSA INDEX20

The following table sets out a supplemental ‘same-store’ TULSA Procedure volume analysis designed to assist investors in following the Company’s progress over time. As the name implies, this new TULSA INDEX20 is comprised of 20 active commercial sites that have been performing TULSA Procedures for at least 12-months. The index includes a representative variety of providers, including teaching hospitals and private-pay practices. Geographically, 80% of the index sites are in the U.S. and 20% are international.

TULSA INDEX20	Q1-2025	Q2-2025	Q3-2025	Q4-2025	Q1-2026
# TULSA Sites	20	20	20	20	20
Average Procedures/Quarter	7.1	8.2	8.6	10.3	11.3
Average Procedures Annualized	28.4	32.8	34.4	41.2	45.2
Quarter-Over-Quarter Sequential Growth		15%	5%	20%	10%
Year-Over-Year Growth					59%

Summary First Quarter 2026 Results

For the quarter ended March 31, 2026, Profound recorded revenue of approximately $5.3 million, with $2.5 million from recurring - non-capital revenue, which consists of the sale of one-time use devices and services associated with extended warranties, and $2.9 million from the one-time sale of capital equipment. First quarter 2026 revenue was up 104% from $2.6 million for the same three-month period a year ago.

Gross margin for the first quarter of 2026 was 72%, up marginally from 71% in the prior year period. The increase in first quarter 2026 gross margin was primarily due to product mix whereby more capital equipment was sold which contains a higher margin.

Total operating expenses in the first quarter of 2026 were approximately $11.8 million, down 9% from $13.0 million in the prior year period. The decrease in operating expenses was primarily due to decreases in salaries, sales force, travel expenses, insurance premiums, and clinical trial costs due to CAPTAIN trial enrollment completion, partially offset by increases in consulting expenditures due to spending on R&D initiatives to reduce design costs and improve quality and efficiencies with the Company’s products.

First quarter 2026 net loss was approximately $7.0 million, or $0.19 per common share, a 34% improvement from a net loss of approximately $10.7 million, or $0.36 per common share, in the three months ended March 31, 2025.

Liquidity and Outstanding Share Capital

As at March 31, 2026, Profound had cash of approximately $50.3 million.

As at May 7, 2026, Profound had 36,337,637 common shares issued and outstanding.

For complete financial results, please see Profound’s filings, which will be made available under Profound’s profile at www.sedarplus.com, www.sec.gov and on Profound’s website under “SEC & SEDAR+ Filings.”

Full Year 2026 Financial Outlook

The Company projects total revenue for full-year 2026 to be approximately $25 million, which represents 56% growth compared to its prior year revenue. The Company also expects full year 2026 gross margin to be 70% or higher.

Conference Call Details

Profound Medical is pleased to invite all interested parties to participate in a conference call today at 4:30 pm ET during which time the results will be discussed.

To participate in the conference call by telephone, please dial 1-800-717-1738 (North America) or 1-646-307-1865 (International). The call will also be broadcast live and archived on Profound's website in the Investors section here.

About Profound Medical Corp.

Profound is a commercial-stage medical device company and an innovator in interventional MRI (iMRI) procedures. The company’s flagship platform, TULSA-PRO®, enables MRI-guided, incision-free prostate ablation. Physicians use the TULSA Procedure™ to see, ablate, and confirm therapy in real time, supporting personalized treatment strategies across the continuum of prostate care—from whole-gland to subtotal, hemi, multifocal, and focal treatment. This approach enables individualized care using prostate tissue ablation, while minimizing the potential of the side effects that are typically associated with surgery or radiation, such as urinary incontinence and/or erectile dysfunction.

Profound also commercializes Sonalleve®, an MRI-guided therapy that provides a non-surgical treatment option for pain palliation of bone metastases, desmoid tumors, and osteoid osteoma, as well as for common gynecologic conditions including uterine fibroids and adenomyosis. Sonalleve delivers targeted therapy with no incisions, no blood loss during the procedure, no overnight hospital stay, and faster recovery — and, in gynecologic applications, enables uterine-sparing treatment that may help preserve fertility. Profound is also exploring additional clinical applications for Sonalleve, including non-invasive ablation of abdominal cancers and hyperthermia-based cancer therapies.

Profound Medical’s technologies are approved across major global markets. TULSA-PRO is cleared by the FDA in the United States for transurethral ultrasound ablation (TULSA) of prostate tissue. In addition, TULSA-PRO is cleared for use in various jurisdictions including Europe, Canada, Saudi Arabia, India, Australia/New Zealand, and the UAE. Sonalleve is approved by the FDA as HDE in the United States for the treatment of osteoid osteomas in the extremities. Sonalleve is also cleared or approved in the Europe, Canada, China, and Saudi Arabia.

Through real-time MRI guidance and data-driven innovation, Profound is advancing the future of MRI-guided therapy — expanding access to precise, personalized, and incision-free treatment options worldwide.

Forward-Looking Statements

This release includes forward-looking statements regarding Profound and its business which may include, but is not limited to, the expectations regarding the efficacy of Profound’s technologies for disease conditions requiring MR-Guided ablation procedures for prostate, uterine fibroids, adenomyosis, palliative pain treatment, desmoid tumors, and osteoid osteoma; the extent and timing of Profound’s completion of TULSA-PRO® and Sonalleve® system sales; Profound’s expectations for future revenues/financial results; and the success of Profound’s commercialization strategy and activities for TULSA-PRO and Sonalleve. Often, but not always, forward-looking statements can be identified by the use of words such as "plans", "is expected", "expects", "scheduled", "intends", "contemplates", "anticipates", "believes", "proposes" or variations (including negative variations) of such words and phrases, or state that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved. Such statements are based on the current expectations of the management of Profound. The forward-looking events and circumstances discussed in this release, may not occur by certain specified dates or at all and could differ materially as a result of known and unknown risk factors and uncertainties affecting the Company, including risks regarding the medical device industry, regulatory approvals, reimbursement, economic factors, the equity markets generally and risks associated with growth and competition. Although Profound has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. No forward-looking statement can be guaranteed. Other factors and risks that may cause actual results to differ materially from those set out in the forward-looking statements are described in Profound's Annual Report on Form 10-K and other filings made with U.S. and Canadian securities regulators, available at www.sedarplus.com and www.sec.gov. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and Profound undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, other than as required by law.

Financial Outlook

This press release contains a financial outlook within the meaning of applicable securities laws. The financial outlook has been prepared by management of the Company to provide an outlook for the Company’s forecasted revenue for the 12 months to be ended December 31, 2026, and may not be appropriate for any other purpose. The financial outlook has been prepared based on a number of assumptions, including the assumptions discussed under the heading “Forward-Looking Statements” herein. The actual results of the Company’s operations for any period may vary from the amounts set forth in these projections, and such variations may be material. The Company and its management believe that the financial outlook has been prepared on a reasonable basis. However, because this information is highly subjective and subject to numerous risks, including the risks discussed under the heading “Forward-Looking Statements” herein, it should not be relied on as necessarily indicative of future results.

For further information, please contact:

Stephen Kilmer
Investor Relations
skilmer@profoundmedical.com
T: 647.872.4849

Profound Medical Corp. CONDENSED CONSOLIDATED BALANCE SHEETS (USD in thousands, except per share data) (unaudited)

	March 31, 2026 $	December 31, 2025 $

Assets

Current assets:
Cash	50,295	59,723
Trade and other receivables, net	9,423	7,200
Inventory	9,001	8,238
Prepaid expenses and deposits	811	928
Total current assets	69,530	76,089

Trade and other receivables, net	150	300
Property and equipment, net	682	698
Intangible assets, net	129	138
Right-of-use assets, net	2,897	184
Deferred tax assets, net	68	66
Total assets	73,456	77,475

Liabilities

Current liabilities:
Accounts payable	2,142	1,563
Accrued expenses and other current liabilities	3,389	3,815
Deferred revenue	464	445
Long-term debt	4,503	-
Lease liabilities	68	213
Income tax payable	41	39
Total current liabilities	10,607	6,075

Deferred revenue	441	388
Long-term debt	-	4,499
Lease liabilities	2,892	-
Other non-current liabilities	92	79
Total liabilities	14,032	11,041

Shareholders’ equity

Common shares, no par value, unlimited shares authorized, 36,337,637 and 36,293,640 issued and outstanding at March 31, 2026 and December 31, 2025, respectively	324,163	323,839
Additional paid-in capital	26,034	25,310
Accumulated other comprehensive income	4,020	5,025
Accumulated deficit	(294,793)	(287,740)
Total shareholders’ equity	59,424	66,434

Total liabilities and shareholders’ equity	73,456	77,475

Profound Medical Corp. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (USD in thousands, except per share data) (unaudited)

	Three Months Ended March 31,
	2026 $	2025 $

Revenue
Recurring - non-capital	2,474	1,801
Capital equipment	2,863	820
	5,337	2,621
Cost of sales	1,505	768
Gross profit	3,832	1,853

Operating expenses
Research and development	5,262	4,808
Selling, general and administrative	6,591	8,211
Total operating expenses	11,853	13,019

Operating loss	8,021	11,166

Other (income) expenses
Net finance (income) expense	(377)	(445)
Net foreign exchange (gain) loss	(616)	(38)
Total other (income) expenses	(993)	(483)

Net loss before income taxes	7,028	10,683

Income tax expense	27	41
Deferred tax expense	(2)	-
Total income tax expense	25	41

Net loss attributed to shareholders for the period	7,053	10,724

Other comprehensive (income) loss
Item that may be reclassified to (income) loss
Foreign currency translation adjustment	1,005	(103)

Net loss and other comprehensive loss for the period	8,058	10,621

Loss per share
Basic and diluted net loss per common share	0.19	0.36
Basic and diluted weighted average common shares outstanding	36,297,684	30,041,735

Profound Medical Corp. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (USD in thousands, except per share data) (unaudited)

	Three Months Ended March 31,
	2026 $	2025 $

Cash flows from operating activities
Net loss for the period	(7,054)	(10,724)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of property and equipment	93	116
Amortization of intangible assets	7	47
Non-cash lease expense adjustment	50	(9)
Share-based compensation	1,048	989
Interest and accretion expense	5	48
Changes in operating assets and liabilities:
Trade and other receivables	(2,240)	1,090
Inventory	(996)	(984)
Prepaid expenses and deposits	105	592
Accounts payable, accrued expenses and other liabilities	311	300
Deferred revenue	88	252
Income taxes payable	2	-
Deferred tax asset	(3)	-
Net cash used in operating activities	(8,584)	(8,283)

Cash flows from financing activities
Repayments of long-term debt	-	(290)
Net cash provided by (used in) financing activities	-	(290)

Net increase (decrease) in cash	(8,584)	(8,573)
Effect of exchange rate changes on cash	(844)	94
Cash, beginning of period	59,723	54,912
Cash, end of period	50,295	46,433